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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 ---------------


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         March 29, 2005 (March 23, 2005)

                                 ---------------

                                   ONEIDA LTD.
             (Exact name of registrant as specified in its charter)

                                 ---------------



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
            New York                             1-5452                            15-0405700
 (State or other jurisdiction of        (Commission File Number)        (IRS Employer Identification No.)
         incorporation)
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163-181 Kenwood Avenue, Oneida, New York                        13421
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (315) 361-3000

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

                  On March 23, 2005, Oneida Ltd. (the "Company") entered into a letter agreement (the "Agreement") with Peter J. Kallet ("Mr. Kallet") pursuant to which Mr. Kallet resigned as President and Chief Executive Officer of the Company effective as of March 23, 2005, but will continue as an employee of the Company through July 2007. Also pursuant to the Agreement, Mr. Kallet will resign from his position as a member of the Company's Board of Directors (the "Board"), including his position of Chairman of the Board, effective May 25, 2005, the date of the Company's 2005 Annual Meeting of Stockholders. A copy of the Agreement, which contains all material terms thereof, is attached hereto as Exhibit 10.1.

ITEM 1.02.        TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

                  Pursuant to the terms of the Agreement as described under Item
                  1.01 of this Current Report on Form 8-K, the Agreement supersedes and replaces the letter agreement between Mr. Kallet and the Company dated July 28, 2004, which is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Company quarter ended July 31, 2004.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

                  (b) Pursuant to the terms of the Agreement as described under Item 1.01 of this Current Report on Form 8-K, Mr. Kallet voluntarily resigned from his positions as President and Chief Executive Officer of Oneida Ltd. Mr. Kallet will remain with the Company in the capacity of Chairman of the Board until May 25, 2005 and thereafter in an operating position as Vice Chairman-Strategic Alliances and Corporate Development.

                         On March 23, 2005 Mr. Kallet also informed the Company that he will resign from his position as a member of the Company's Board of Directors (the "Board"), including his position of Chairman of the Board, effective May 25, 2005, the date of the Company's 2005 Annual Meeting of Stockholders.

                         Certain of the information required by this Item 5.02(b) is also included in a press release dated March 23, 2005, which is attached as an exhibit to this Form.

                  (c) Effective March 23, 2005 Oneida Ltd. (the "Company") appointed Terry G. Westbrook as its President and Chief Executive Officer.

                         Mr. Westbrook, age 58, has been a member of the Company's Board since October 2004, serving on the Board's Audit Committee, Executive Committee, and as Chairman of the Management Development & Executive Compensation Committee. Since 2003 Mr. Westbrook has been a Managing Director of Foundation
                         Equity Investors Ltd., a private investment firm. Mr. Westbrook held the positions of Executive Vice President and Chief Financial Officer of Amrita Holdings, LLC, a private equity holding company, from 2002 to 2003; Senior Vice President and Chief Financial Officer, General Binding Corporation, an office products manufacturer and supplier, from 1999 through 2002; Senior Vice President and Chief Financial Officer of Utilicorp United, an energy company, from 1996 through 1998; Senior Vice President and Chief Financial Officer of the Quaker Oats Company from 1991 through 1996, and other executive positions with the Quaker Oats Company from 1984 through 1991; and Vice President, Corporate Development, Stokely-Van Camp, Inc., a consumer foods and edible oils manufacturer, from 1982 through 1984. Previously, Mr.



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                         Westbrook held corporate and operating management
                         positions within General Mills Inc. Mr.
                         Westbrook received an A.B. in Economics from the University of Michigan and an M.B.A. from Northwestern University.

                         No family relationship exist among Mr. Westbrook and any of the Company's other directors or executive officers, nor does Mr. Westbrook have any relationships or transactions with the Company or any of its subsidiaries other than his employment by the Company and position on the Company's Board. Mr. Westbrook and the Company are in the process of negotiating an employment agreement covering the terms and conditions of Mr. Westbrook's employment in the capacity of President and Chief Executive Officer. While the material terms of this employment agreement have not yet been fixed, the Company contemplate that this employment agreement will be finalized within the next few weeks. Other than the employment agreement that will be executed between Mr. Westbrook and the Company, there is no arrangement or understanding pursuant to which Mr. Westbrook was selected as an officer of the Company.

                         Certain of the information required by this Item 5.02
                         (c) is also included in a press release dated March 23, 2005, which is attached as an exhibit to this Form.


ITEM 9.01.        FINANCIAL STATEMENTS & EXHIBITS.

                  (c.)     Exhibits

                           EXHIBIT 10.1   Letter Agreement dated March 23, 2005.

                           EXHIBIT 99.1   Press Release dated March 23, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ONEIDA LTD.

                                            By: /s/ ANDREW G. CHURCH
                                                --------------------
                                                     Andrew G. Church
                                                     Senior Vice President &
                                                     Chief Financial Officer

Dated: March 29, 2005